UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2022

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2022 (Hong Kong time), a Concession Extension Agreement was entered into between the Macau Government and Wynn Resorts (Macau) S.A. ("WRM"), an indirect subsidiary of Wynn Resorts, Limited, pursuant to which the gaming concession of WRM has been extended from June 26, 2022 to December 31, 2022.

WRM shall pay the Macau government MOP47.0 million (equivalent to approximately $6 million) upon signing of the Concession Extension Agreement as a contract premium for the extension. WRM shall provide a first demand bank guarantee of not less than MOP1,210.0 million (equivalent to approximately $150 million) in favor of the Macau government for securing the fulfillment of its labor liabilities upon the expiration of the Concession Extension Agreement. The Macau government may require an increase to the amount of the said guarantee, depending on the actual number of employees employed by WRM. WRM will arrange for the issue of the said bank guarantee by an independent bank in Macau as soon as practicable and shall submit the same to the Macau government within three months from the date of the Concession Extension Agreement.

At the same time, with the approval of the Macau government, WRM has executed the Melco Sub-Concession Extension Agreement with Melco Resorts (Macau), S.A. to extend its gaming sub-concession up to December 31, 2022.

The foregoing summary of the Concession Extension Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Concession Extension Contract, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2022 to be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On June 23, 2022 (Hong Kong time), Wynn Macau, Limited ("WML"), an indirect subsidiary of Wynn Resorts, Limited with its ordinary shares of common stock listed on The Stock Exchange of Hong Kong Limited (the "HKSE"), filed with the HKSE an announcement (the "Announcement") that on June 23, 2022, the Macau government and WRM, an indirect subsidiary of WML, entered into a Concession Extension Agreement, pursuant to which the gaming concession of WRM was extended to December 31, 2022. The Announcement is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Announcement of Wynn Macau, Limited, dated June 23, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: June 24, 2022	By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer
(Principal Financial and Accounting Officer)